Exhibit 99.1
AMEX: BOO

Safe Harbor Statement We make forward-looking statements in this presentation which represent our expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements.

Safe Harbor Statement In connection with any proposed merger with Sport Supply Group, Collegiate Pacific will file a registration statement with the Securities and Exchange Commission containing a proxy statement/prospectus. The proxy statement/prospectus will be mailed to stockholders of Collegiate Pacific and Sport Supply Group to consider and vote upon the proposed merger. Investors and stockholders are urged to carefully read the proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission when they become available because they will contain important information about Collegiate Pacific, Sport Supply Group, the proposed merger and other related matters. Investors and Stockholders may obtain free copies of these documents (when they are available) and other documents filed by Collegiate Pacific at the Securities and Exchange Commission's website at www.sec.gov. These documents can also be obtained for free from Collegiate Pacific by directing such request to the Company's Investor Relations at 972-243-8100.

Safe Harbor Statement Collegiate Pacific and its directors, executive officers and other members of its management and employees may be deemed to participate in the solicitations of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Collegiate Pacific's participants in any solicitation is set forth in Collegiate Pacific's proxy statements and Annual reports on Form 10-K previously filed with the Securities and Exchange Commission and the proxy statements/prospectus relating to the proposed merger when it becomes available.

Who Is Collegiate Pacific? Nation's leading manufacturer, marketer and distributor of Sporting Goods in the USA $4-6B Market; highly fragmented - no large competitors 250,000+ School and Institutional Targets Sell equipment and team uniforms via Catalog, Telesales, Road Sales Professionals and the Internet Competition: Local Sporting Goods stores (25-30K in USA) CP Advantage: Factory-Direct; Remove Middle man - pass savings to customer.

Current Structure $53-55M 36-39% gm Equipment Catalogs Kurt Hagen $100-102M 32-34% gm Uniforms Road Sales Pros Tevis Martin $95-98M 34-35% gm Equipment, K-12 Internet/Catalog Terry Babilla Combination Migration Team BOO $250M (FY07) 34.5-35.5% gm (FY07) $.52 - 64c EPS (FY07) (73% Owned) DOKS (9/5/06)

Proposal To Purchase SSPY 8/9/06: BOO proposed to buy remaining shares of SSPY it does not currently own for $8.80 per share: currently owns 73% Purchase price proposed as 80% stock 20% cash mix BOO retains right to change cash/stock mix at its discretion provided that SSPY stockholders will receive a minimum cash payment of $1.76 per share BOO believes there are multiple benefits to completing the purchase for the benefit of all shareholders Current guidance does not include completion of this proposed transaction

# Dominate an "Un-Sexy" Industry

## → $4-6B Institutional Sporting Goods

| | |
|---|---|
| **CRITICAL MASS** | $250M in Direct Sales |
| **3M Catalogs** | Touching Customers/Prospects Every 25 Days |
| **200 Road Salesman** | Equipment *and* Branded Uniform One Stop Shop |
| **50 TeleSales Reps** | More than 3,000 Outbound Calls Daily (Prospecting) |
| **Pricing Advantage** | "Direct Like Dell"; 10-30% Advantage When Needed |
| **10,000 SKU's** | Proprietary; Re-Distributed; Drop-Ship - ONE STOP |
| **Expertise** | 500+ Cumulative Years Experience on Mgmt. Team |

**Immense Barrier to Entry**

COLLEGIATE PACIFIC

Land Grab: Sales Force Expansion from 22 States to ?? Uber-Marketing: Metric-Driven Intra-School Attack Plan Product Expansion: New SKU's Pumped into Market Nolan Ryan Series of Products New Era Cap Transaction FactorySports.net Web Initiative Accretive Acquisitions: 20M - 200M Size Range (Targeted) Continued Growth Via: GOAL: 10%+ Organic Growth FY09 Then . . .

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance Internal Decoration Centers "House Brand Direct" Best of Breed Uniform Partners "Shock With Speed" High-Margin Proprietary Equipment

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance Internal Decoration Centers "House Brand Direct" Best of Breed Uniform Partners High-Margin Proprietary Equipment "Shock With Speed"

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance Internal Decoration Centers Best of Breed Uniform Partners "Shock With Speed" High-Margin Proprietary Equipment "House Brands"

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance Internal Decoration Centers "House Brand Direct" Best of Breed Uniform Partners "Shock With Speed" High-Margin Proprietary Equipment

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance Internal Decoration Centers "House Brand Direct" "Shock With Speed" High-Margin Proprietary Equipment Best of Breed Uniform Partners

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internet Dominance "House Brand Direct" Best of Breed Uniform Partners "Shock With Speed" High-Margin Proprietary Equipment Internal Decoration Centers Stock Screen Ship FAST!

Re-Focus an Industry . . . Offering an Array of Proprietary Services that De-Emphasize Price, Maximize Profit and Leverage Internal Decoration Centers "House Brand Direct" Best of Breed Uniform Partners "Shock With Speed" High-Margin Proprietary Equipment Internet Dominance Platform (SSG) Industry Leader Scalable

Revolutionize an Industry The e-Procurement Leader Institutions 22/50 States Pushing Online Sports Procurement Individuals GSI Commerce Walmart.com Sams.com Amazon.com Target.com OEM Platinum Team Dealer Program - 50 Largest Dealers in USA Turning "Commoditized" Process to a Proprietary Process Tapping into Lucrative, Enormous Consumer Sport Enthusiast Market Technology Doing the Work for Them

.. . . Show The Leverage* Joint Buying Leverage Proprietary Bundle De- emphasizes Price Critical Mass Drives COGS Down Pricing Elasticity Cost Containment Leverage Fixed & Scalable Infrastructure Current and Future Efficiencies GOAL: 10%+ Operating Income* 35%+ Of Sales 25%- Of Sales SG&A Gross Margins * Illustration is not time/year specific

LOCK DOWN THE SPACE! And . . .

2007 2008 2009 $500M $450M $400M $350M $300M $275M $250M Fielder's Choice* * Not guidance or projection. Intended to illustrate flexibility of hypothetical strategies. - OR - Organic Path Organic + Acquired Path